UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 18, 2014
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Approval of PG&E Corporation’s 2014 Short-Term Incentive Plan

On February 18, 2014, the Compensation Committee of the PG&E Corporation Board of Directors (“Committee”) approved the PG&E Corporation 2014 Short-Term Incentive Plan (“STIP”) under which officers and employees of PG&E Corporation and Pacific Gas and Electric Company (“Utility”) may receive cash awards based on the extent to which specified performance targets are met in each of three areas: safety (both public and employee), customer (which includes operational reliability and the efficient completion of natural gas pipeline safety work), and corporate financial performance based on earnings from operations. The resulting STIP scores for each of these components will have the following weightings: safety (40%), customer (35%), and corporate financial performance (25%). The Committee also approved specific performance measures and targets for each of these STIP components. The Committee retains complete discretion to determine and pay all STIP awards to officers and non-officer employees. This includes discretion to reduce the final score on any and all measures downward to zero.

Approval of PG&E Corporation 2014 Long-Term Incentive Plan (“2014 LTIP”) Subject to Shareholder Approval

On February 19, 2014, the Board of Directors of PG&E Corporation approved the 2014 LTIP to replace the current PG&E Corporation 2006 Long-Term Incentive Plan (“2006 LTIP”), subject to approval by PG&E Corporation’s shareholders at the annual meeting to be held on May 12, 2014. If approved by shareholders, the 2014 LTIP will become effective immediately and the 2006 LTIP will terminate. Employees of PG&E Corporation and its subsidiary, the Utility, would be eligible to receive equity compensation awards under the 2014 LTIP. Non-employee directors of PG&E Corporation also would be eligible to receive nondiscretionary grants of the automatic formula awards specified in the 2014 LTIP. The Board of Directors reserved 17 million shares of PG&E Corporation common stock for issuance under the 2014 LTIP. The 2014 LTIP is an “omnibus” plan with a 10-year term, similar to the 2006 LTIP. Additional details about the 2014 LTIP will be contained in PG&E Corporation’s proxy statement for the 2014 annual meeting of shareholders.

Amendment to PG&E Corporation Officer Severance Policy

On February 18, 2014, the Committee also approved amendments to the 2012 PG&E Corporation Officer Severance Policy and the PG&E Corporation Officer Severance Policy (the “Policies”) by revising the definition of “Change in Control” in the Policies. The amended definition of “Change of Control” also is included in the 2014 LTIP. The Policies provide benefits to certain officers of PG&E Corporation who are terminated in connection with a Change in Control of PG&E Corporation. The revised definition (1) requires “consummation” of the sale, lease, exchange, or other transfer of substantially all of PG&E Corporation’s assets (shareholder approval of the disposition, alone, would not trigger a Change in Control), (2) changes to 30 percent (from 20 percent) the percentage of voting power that one entity must obtain to trigger a Change in Control, and (3) makes other clarifying edits. The revised definition is:

(a) “Change in Control” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, the occurrence of any of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any benefit plan for Employees or any trustee, agent or other fiduciary for any such plan acting in such person’s capacity as such fiduciary, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), of stock of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting stock; or

(ii) during any two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the shareholders of the Company, of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office (1) who were Directors at the beginning of the period or (2) whose election or nomination was previously so approved; or

(iii) the consummation of any consolidation or merger of the Company other than a merger or consolidation which would result in the holders of the voting stock of the Company outstanding immediately prior thereto continuing to directly or indirectly hold at least seventy percent (70%) of the Combined Voting Power of the Company, the surviving entity in the merger or consolidation or the parent of such surviving entity outstanding immediately after the merger or consolidation; or

(iv) (1) the consummation of any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company, or (2) the approval of the Shareholders of the Company of a plan of liquidation or dissolution of the Company.

For purposes of paragraph (iii), the term “Combined Voting Power” shall mean the combined voting power of the Company’s or other relevant entity’s then outstanding voting stock.

These amendments will become effective at the same time that the 2014 LTIP becomes effective, so as to provide a uniform definition of “Change in Control” for executive compensation. For officers who currently are eligible for severance benefits under the Policies, if the amended definition of Change in Control would reduce the aggregate level of benefits for that officer, then the amendments will become effective three years after the officer receives notice of the amendment.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2014, the Boards of Directors of PG&E Corporation and the Utility adopted resolutions to amend each company’s respective Bylaws to decrease the number of directors on each Board, effective February 19, 2014. PG&E Corporation’s Bylaws were amended to reduce the number of directors from 13 to 12, and the Utility’s Bylaws were amended to reduce the number of directors from 14 to 13. PG&E Corporation’s Bylaws state that the authorized number of directors may not be less than 7 nor more than 13, and the Utility’s Bylaws state that the authorized number of directors may not be less than 9 nor more than 17. Each company’s Bylaws permit the Board of Directors to amend the respective company’s Bylaws to set the exact number of directors within the stated range. The text of the amendment to PG&E Corporation’s Bylaws is attached to this report as Exhibit 99.1, and the text of the amendment to the Utility’s Bylaws is attached to this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Text of the amendment to the Bylaws of PG&E Corporation effective February 19, 2014

Exhibit 99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective February 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: February 21, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: February 21, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1	Text of the amendment to the Bylaws of PG&E Corporation effective February 19, 2014

Exhibit 99.2	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective February 19, 2014